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                           CERTIFICATE OF AMENDMENT

                                      TO

                   AMENDED AND RESTATED DECLARATION OF TRUST

                                      OF

                           NUVEEN FLOATING RATE FUND


The undersigned, Secretary of Nuveen Floating Rate Fund, a Massachusetts business trust, (the "Trust"), hereby certifies that in accordance with Article XIII, Section 4 of the Amended and Restated Declaration of Trust (the "Amended Declaration") of the Trust, the Board of Trustee of the Trust, by unanimous vote duly adopted resolutions on September 15, 1999 amending the Amended Declaration of the Trust effective as of the date hereof as follows:

     FIRST. The Amended Declaration of the Trust is further amended by adding the following to the end of Article V, Section 3. Term and Election.

          "When required under the 1940 Act, one or more Trustees may be elected by vote of holders of the Trust's "senior securities," as such term is defined in the 1940 Act."

     SECOND. The Amended Declaration of the Trust is further amended by restating subsection (o) of Section 1. Powers. of Article VI to read as follows:

          "(o) To borrow money; to issue notes, paper or other evidences of indebtedness; to pay interest or other fees in connection with any borrowing or indebtedness; and to pledge, mortgage, or hypothecate the assets of the Trust;"

     THIRD. The Amended Declaration of the Trust is further amended by adding a new subsection (p) to Section 1. Powers. of Article VI to read as follows:

          "(p) To lend money or other assets of the Trust;"

     FOURTH. The Amended Declaration of the Trust be further amended by relettering the existing subsections (p) - (s) of Section 1. Powers. of
     Article VI as subsections (q) - (t) in light of the addition of the new subsection (p) described above.












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IN WITNESS WHEREOF, the undersigned, being Secretary of the Trust, has executed this instrument as of the 15th day of September, 1999.



                                    NUVEEN FLOATING RATE FUND

                                    By:   /s/ Gifford R. Zimmerman
                                          -----------------------------------
                                              Gifford R. Zimmerman, Secretary



STATE OF ILLINOIS    )
                     ) SS.
COUNTY OF COOK       )

     Then personally appeared the above-named Gifford R. Zimmerman, known to me as the Secretary of the Nuveen Floating Rate Fund, who acknowledged the foregoing instrument to be his free act and deed, before me this 15th day of September, 1999.

                                       /s/ Karen Healy
                                       -----------------------------
                                           Notary Public

                                           My commission expires: 12/30/99
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